UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 6, 2023 (August 30, 2023)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture for Solar Loan Securitization

On August 30, 2023, a wholly owned, indirect subsidiary (the “Issuer”) of Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as the indenture trustee, and completed an issuance of solar loan backed notes that were issued pursuant to the Indenture (the “Transaction”).

The Issuer issued $148,500,000 aggregate principal amount of 5.30% Solar Loan Backed Notes, Series 2023-B Class A (the “Class A Notes”), $71,100,000 aggregate principal amount of 5.60% Solar Loan Backed Notes, Series 2023-B Class B (the “Class B Notes”) and $23,100,000 aggregate principal amount of 6.00% Solar Loan Backed Notes, Series 2023-B Class C (the “Class C Notes” and, collectively with the Class A Notes and Class B Notes, the “Notes”). The Notes have an anticipated repayment date of August 21, 2028.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to institutional accredited investors under Section 4(a)(2) of the Securities Act, and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. The Class A Notes, the Class B Notes and the Class C Notes have been rated AA- (sf), A- (sf) and BBB (sf), respectively, by Kroll Bond Rating Agency, LLC and AA-sf, A-sf and BBBsf, respectively, by Fitch Ratings, Inc.

The Collateral

The Notes are secured by the trust estate which consists primarily of all right, title and interest of the Issuer in a portfolio of solar loans made to consumers for the purpose of installing residential photovoltaic and/or energy storage systems. Sunnova ABS Management, LLC, a Delaware limited liability company and a wholly owned, indirect subsidiary of the Company (the “Manager”), will act as manager and servicer pursuant to the terms of a Management Agreement and Servicing Agreement between the Issuer and the Manager. The Manager will provide, or cause to be provided, all operations, maintenance, administrative, collection and other management and servicing services for the Issuer and in respect of the solar loans.

Events of Default and Amortization Events

The Indenture contains events of default that are customary in nature for solar securitizations of this type, including, among other things, (a) the non-payment of interest, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. An event of default will also occur with respect to the Notes if they are not paid in full at their rated final maturity. The Notes are also subject to amortization events that are customary in nature for solar securitizations of this type, including (a) the occurrence of an event of default, (b) the bankruptcy or insolvency of the Manager, (c) failure to deposit the amount required to be deposited in the collections account, (d) the amount of funds available for distribution falling below certain levels and (e) the cumulative default level rising above certain levels. The occurrence of an amortization event or an event of default could result in accelerated amortization of the Notes, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes. In connection with the Transaction, Sunnova Energy Corporation (“SEC”), a wholly owned, direct subsidiary of the Company, issued a performance guaranty covering (a) the performance of certain obligations of its affiliates, (b) the performance obligations of the Manager under the Management Agreement and Servicing Agreement and (c) the payment of certain expenses incurred by the Issuer and the Indenture Trustee.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Use of Proceeds

The Company intends to use the proceeds from the sale of the Class A Notes, the Class B Notes and the Class C Notes to finance or refinance, in whole or in part, existing or new investments and expenditures by the Company and its subsidiaries related to one or more of the criteria listed in the Company’s Green Financing Framework, including to simultaneously repay a portion of one or more currently existing financing arrangements of the Company’s subsidiaries.

Amendment to TEPH Credit Agreement

On August 31, 2023, a wholly owned subsidiary (the “TEPH Borrower”) of the Company, entered into that certain Tenth Amendment to Amended and Restated Credit Agreement (the “TEPH Amendment”), which, among other things, further amends that certain Amended and Restated Credit Agreement, dated as of March 29, 2021 (as previously amended, the “TEPH Credit Agreement”), by and among the TEPH Borrower, Sunnova TE Management, LLC, as facility administrator, Atlas Securitized Products Holdings, L.P., as administrative agent, and the lenders and other financial institutions party thereto.

The TEPH Amendment amended the TEPH Credit Agreement to, among other things, (i) increase the aggregate commitments from $700 million to approximately $769.2 million, (ii) increase the uncommitted maximum facility amount from approximately $789.7 million to $859.0 million, (iii) extend the maturity date to November 2025, (iv) amend provisions related to certain reserve amounts required by the TEPH Credit Agreement, and (v) add provisions related to the new tax structure of the TEPH Borrower, in each case, as more particularly set forth in the TEPH Amendment to the TEPH Credit Agreement.

The foregoing description of the TEPH Amendment is qualified in its entirety by reference to the full text of the TEPH Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Entry into SAP9 Credit Agreement

On September 5, 2023, Sunnova Asset Portfolio 9, LLC (“SAP9”), a wholly owned subsidiary of the Company, entered into that certain Credit Agreement (the “SAP9 Credit Agreement”), by and among SAP9, as borrower, Sunnova SLA Management, LLC, as manager and as servicer, Sunnova Asset Portfolio 9 Holdings, LLC (“SAP9H”), as seller, Citibank, N.A. (“Citibank”), as administrative agent, and the lenders and other financial institutions party thereto.

The SAP9 Credit Agreement provides for a credit facility with an aggregate commitment amount of $65 million. The maturity date for the SAP9 credit facility is October 27, 2027. The proceeds of the loans under the SAP9 credit facility are available to purchase or otherwise acquire home improvement loans (which are originated by SEC) and related home improvement assets directly from SAP9H pursuant to a sale and contribution agreement, to fund certain reserve accounts that are required to be maintained by SAP9 in accordance with the SAP9 Credit Agreement and to pay fees and expenses incurred in connection with the SAP9 credit facility. The amount available for borrowings at any one time under the SAP9 credit facility is limited to a borrowing base amount determined at each borrowing and calculated based on the net aggregate home improvement loan balance of eligible home improvement loans of SAP9 multiplied by the advance rate applicable on such date (in each case, as defined in the SAP9 Credit Agreement). SAP9 is able to borrow new advances under the SAP9 credit facility during an availability period, which is scheduled to end on October 27, 2025.

Interest on the borrowings under the SAP9 credit facility is due monthly. Borrowings under the SAP9 credit facility bear interest at a rate based on Term SOFR (as defined in the SAP9 Credit Agreement) plus a Term SOFR spread adjustment specific to each lender. The SAP9 credit facility requires SAP9 to pay an unused line fee based on the daily unused portion of the commitments under the SAP9 credit facility. Payments from the home improvement loans are deposited into accounts established pursuant to the SAP9 credit facility and applied in accordance with a cash waterfall in the manner specified in the SAP9 Credit Agreement. SAP9 is also required to maintain certain reserve accounts for the benefit of the lenders under the SAP9 credit facility, each of which must remain funded at all times to the levels specified in the SAP9 Credit Agreement.

In connection with the SAP9 credit facility, certain of the Company’s affiliates receive a fee for servicing the home improvement loans and related home improvement assets pursuant to servicing agreements. In addition, SEC guarantees, (a) the servicer’s obligations to service the home improvement loans and related home improvement assets pursuant to the servicing agreement, (b) SAP9H’s specified indemnity obligations and refund obligations for certain breaches of representations and warranties in respect of the home improvement loans pursuant to the sale and contribution agreement, (c) SAP9H’s obligations to repurchase or substitute certain ineligible home improvement loans or cure a defective home improvement loan sold to SAP9 pursuant to certain sale and contribution agreements and (d) certain indemnification obligations related to its affiliates in connection with the SAP9 credit facility, but does not provide a general guarantee of SAP9’s obligations under the SAP9 Credit Agreement or of the creditworthiness of the assets of SAP9 pledged as the collateral for the SAP9 credit facility. Under the limited guarantee, SEC is subject to certain financial covenants regarding tangible net worth, working capital and restrictions on the use of proceeds from the SAP9 credit facility. Obligations of SAP9 under the SAP9 Credit Agreement are secured by first priority liens on substantially all of the assets of SAP9. Certain obligations of SAP9H under the sale and contribution agreement are secured by a first priority lien on the equity of SAP9 owned by SAP9H.

The SAP9 Credit Agreement contains various covenants that limit SAP9’s ability to, among other things, incur additional indebtedness and create liens, make investments or loans, merge or consolidate with other companies, sell assets, make certain restricted payments and distributions, and engage in certain transactions with affiliates. The SAP9 Credit Agreement contains customary events of default. If an event of default occurs and is continuing, (i) the commitments under the SAP9 credit facility could be terminated, (ii) any outstanding borrowings may be declared immediately due and payable and (iii) the lenders may commence foreclosure or other actions against the collateral.

The foregoing description of the SAP9 Credit Agreement is qualified in its entirety by reference to the full text of the SAP9 Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Transaction set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1*	Indenture, by and between Sunnova Helios XII Issuer, LLC and Wilmington Trust, National Association, as indenture trustee, dated as of August 30, 2023.

10.2*	Tenth Amendment to Amended and Restated Credit Agreement, among Sunnova TEP Holdings, LLC, Sunnova TE Management, LLC, Atlas Securitized Products Holdings, L.P., as administrative agent, and the lenders and other financial institutions party thereto, dated as of August 31, 2023.

10.3*	Credit Agreement, by and among Sunnova Asset Portfolio 9, LLC, Sunnova SLA Management, LLC, Sunnova Asset Portfolio 9 Holdings, LLC, the lenders and other financial institutions party thereto and Citibank, N.A., as administrative agent, dated as of September 5, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and 601(b)(10). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: September 6, 2023	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel